EXHIBIT 10.1
VOID AFTER 5:00 P.M., NEW YORK CITY
TIME, ON
(UNLESS EXTENDED PURSUANT TO SECTION 2 HEREOF)
THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.
Right to Purchase                      Shares of
Common Stock, par value $0.01 per share
Date:
SONTRA MEDICAL CORPORATION
STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT, for value received, [___Holder___], or its registered assigns, is entitled to purchase from Sontra Medical Corporation, a corporation organized under the laws of the State of Minnesota (the “Company”), at any time or from time to time during the period specified in Section 2 hereof,                      fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price per share (the “Exercise Price”) equal to $                     per share. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term “Warrant” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, including all Warrants issued upon transfer or exchange of this Warrant as provided herein.

     This Warrant is subject to the following terms, provisions and conditions:
1. Exercise of Warrant.
     (a) Subject to the provisions hereof, including, without limitation, the limitations contained in Section 9 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by written notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is effectuating a Cashless Exercise (as defined in Section 8 hereof) pursuant to Section 8 hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement.
     (b) The Warrant Shares purchased upon exercise of this Warrant in accordance with this Section 1 shall be deemed to be issued to the holder hereof or the holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business day, on the next succeeding business day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof or the holder’s designee within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised (the “Delivery Period”). If the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company may cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder or the holder’s designee by crediting the account of the holder or the holder’s designee or its respective nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder or the holder’s designee physical certificates representing the Warrant Shares so purchased. Notwithstanding the foregoing, the holder or the holder’s designee may instruct the Company to deliver to the holder or such designee physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof or the holder’s designee, shall be registered in the name of the holder or such other name as shall be designated by the holder and, if the Warrant Shares have been registered under the Securities Act to or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     (c) In addition to any other rights available to the holder hereof, if the Company fails to cause its transfer agent to transmit to the holder a certificate or certificates representing the Warrant Shares pursuant to an exercise before the end of the Delivery Period, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Shares that the Company was required to deliver to the holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
2. Period of Exercise. This Warrant shall be exercisable at any time or from time to time during the period (the “Exercise Period”) commencing on the date of initial issuance of this Warrant (the “Issue Date”) and ending at 5:00 p.m., New York City time, on the fifth anniversary of the Issue Date.
3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:
     (a) Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances.
     (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 9 hereof).
     (c) Listing. The Company shall secure the listing or quotation of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated or electronic quotation system, if any, upon which shares of Common Stock are then listed or quoted or become listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or apply for quotation on each national securities exchange or automated or electronic quotation system, as the case may be, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated or electronic quotation system.
     (d) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets or similar transaction.
     (e) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, use its reasonable efforts to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.
     (f) Additional Covenants. The Company shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Exercise Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Company in any manner that would adversely affect the rights of the holder hereof, (iii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.
4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.
     (a) Stock Splits, Stock Dividends, Etc. If, at any time during the Exercise Period, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend,

combination, reclassification or other similar event, the Exercise Price in effect immediately prior to such increase shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price in effect immediately prior to such decrease shall be proportionately increased.
     (b) Merger, Consolidation, Etc. If, at any time during the Exercise Period, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a “Corporate Change”), then the holder hereof shall thereafter have the right to receive upon exercise of this Warrant, in lieu of the Warrant Shares otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of Warrant Shares which would have been issuable upon exercise had such Corporate Change not taken place (without giving effect to the limitations contained in Section 9), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holder hereof) shall be made with respect to the rights and interests of the holder to the end that the economic value of this Warrant is in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Company, an immediate adjustment of the Exercise Price and Warrant Shares so that the Exercise Price and Warrant Shares immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Exercise Price and the Warrant Shares and the value of the Company’s Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise thereof (but not before the public announcement of the transaction that may result in a Corporate Change). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon exercise hereof as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.
     (c) Distributions. If, at any time during the Exercise Period, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holder hereof shall be entitled, upon any exercise of this Warrant after the date of record for determining shareholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to the holder with respect to the Warrant Shares issuable upon such exercise (without giving effect to the limitations contained in Section 9) had the holder hereof been the holder of such Warrant Shares on the record date for the determination of shareholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).
     (d) Convertible Securities and Purchase Rights. If, at any time during the Exercise Period, the Company issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights” and together with the Convertible Securities, “Common Stock Equivalents”) pro rata to the record holders of any class of Common Stock, whether or not such Common Stock Equivalents are immediately convertible, exercisable or exchangeable, then the holder hereof shall be entitled, upon any exercise of this Warrant after the date of record for determining shareholders entitled to receive such Common Stock Equivalents (or if no such record is taken, the date on which such Common Stock Equivalents are issued), to receive the aggregate number of Common Stock Equivalents which the holder would have received with respect to the Warrant Shares issuable upon such exercise (without giving effect to the limitations contained in Section 9) had the holder hereof been the holder of such Warrant Shares on the record date for the determination of shareholders entitled to receive such Common Stock Equivalents (or if no such record is taken, the date on which such Convertible Securities or Common Stock Equivalents were issued).
     (e) Dilutive Issuances.
          (i) Adjustment Upon Dilutive Issuance. If, at any time during the Exercise Period, the Company issues or sells, or in accordance with subparagraph (ii) of this Section 4(e) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect on the date of issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted to equal the Exercise Price then in effect multiplied by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of outstanding Common Stock immediately prior to the Dilutive Issuance plus (y) the number of shares of Common Stock that would have been issued in a Dilutive Issuance at a price per share equal to the Exercise Price then in effect and (B) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the Dilutive Issuance.
          (ii) For purposes of determining the adjusted Exercise Price under clause (i) of this Section 4(e), the following will be applicable:
               (1) Issuance of Common Stock Equivalents. In the event the Company shall at any time following the Issue Date take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which additional shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Exercise Price in effect at the time of such amendment or adjustment, then the Exercise Price then in effect shall be adjusted as provided in Section 4(e)(i). No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.
               (2) Computation of Consideration. To the extent that any additional shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalents are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this paragraph shall be allocated among such securities and assets as determined in good faith by the Board.
               (3) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(e)(ii)(2)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
               (4) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.
               (5) Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made upon (A) the issuance of Common Stock upon the exercise or conversion of any Common Stock Equivalent outstanding on the Issue Date in accordance with the terms of such Common Stock Equivalents as of such date; (B) the grant of options to purchase Common Stock, with exercise prices not less than the Market Price of the Common Stock on the date of grant, which are issued to employees, officers, directors or consultants of the Company for the primary purpose of soliciting or retaining their employment or service, and the issuance of shares of Common Stock upon the exercise thereof; (C) exercise of this Warrant, (D) the issuance of securities in connection with strategic business partnerships or joint ventures, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital or (E) the issuance of securities pursuant to any equipment financing from a bank or similar financial or lending institution approved by the Board of Directors. In addition, if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or Purchase Rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or Purchase Rights, no adjustments to the Exercise Price shall be made.
     (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment or readjustment of the Exercise Price or change in number or type of stock, securities and/or other property issuable upon exercise of this Warrant, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment or readjustment and any change in the number of type of stock, securities and/or other property issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.
     (g) No Fractional Shares. No fractional shares of Common Stock may be issued in connection with the exercise of this warrant, but in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.
     (h) Other Notices. In case at any time:
          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company’s past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;
          (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;
          (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or
          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in each such case, the Company shall give to the holder of this Warrant (A) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder hereof.
5. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
6. Transfer, Exchange, Redemption and Replacement of Warrant.
     (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 6(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(b) and 9 hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 7 hereof are assignable only in accordance with the provisions thereof.
     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 6(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.
     (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 6, this Warrant shall be promptly canceled by the Company.
     (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.
     (f) Transfer or Exchange Without Registration. If, at the time of the surrender of this Warrant in connection with any transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter, or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.
7. Piggy-Back Registration Rights.
     (a) If the Company enters into a Qualified Financing (as defined below) and grants registration rights with respect to the securities or instruments issued to investors or other participants in the Qualified Financing, the Company shall provide registration rights to the holder(s) of this Warrant with respect to the Warrant Shares upon the same terms and conditions as those provided to the investors or other participants in the Qualified Financing. For purposes of this Section 7, “Qualified Financing” means any equity financing providing for the sale and issuance of any shares of Common Stock or Common Stock Equivalents, except for (i) the issuance of Common Stock upon the exercise or conversion of any Common Stock Equivalent outstanding on the Issue Date in accordance with the terms of such Common Stock Equivalents as of such date; (ii) the grant of options to purchase Common Stock, with exercise prices not less than the Market Price of the Common Stock on the date of grant, which are issued to employees, officers, directors or consultants of the Company for the primary purpose of soliciting or retaining their employment or service, and the issuance of shares of Common Stock upon the exercise thereof; (iii) exercise of this Warrant, (iv) the issuance of securities in connection with strategic business partnerships or joint ventures, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital or (v) the issuance of securities pursuant to any equipment financing from a bank or similar financial or lending institution approved by the Board of Directors.
     (b) Termination of Piggy-back Registration Rights. The registration rights described in this Section 7 shall terminate on the date on which all of the Warrant Shares may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision.
8. Cashless Exercise. This Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

9. Additional Restrictions on Exercise and Transfer.
          (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Company with sixty-one (61) days notice (pursuant to Section 12 hereof) (the “Waiver Notice”) that such holder would like to waive this Section 9(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 9(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.
          (b) The holder may not exercise the Warrant hereunder to the extent such exercise would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Company with a Waiver Notice that such holder would like to waive this Section 9(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 9(b) shall be of no force or effect with regard to those shares of Warrant Shares referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.
10. Certain Definitions. For purposes of this Warrant, the following capitalized terms shall have the respective meanings assigned to them:
     (a) “business day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.
     (b) “Market Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder hereof if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (in any case, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.
     (c) “trading day” means any day on which principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.
11. Miscellaneous.
     (a) Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.
     (b) Construction. Whenever the context requires, the gender of any word used in this Warrant includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Warrant, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
     (c) Severability. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.
     (d) Entire Agreement; Amendments. This Warrant contains the entire understanding of the Company and the holder hereof with respect to the matters covered herein. Subject to any additional express provisions of this Warrant, no provision of this Warrant may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Warrant may be amended other than by an instrument in writing signed by the Company and the holder.
     (e) Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:
          (i) If to the Company:
Sontra Medical Corporation
10 Forge Parkway
Franklin, MA 02038

Telephone: (508) 530-0311
Facsimile: (508) 553-8760
Attention: Chief Financial Officer
with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
Telephone: 215-988-2700
Facsimile: 215-988-2757
Attention: Stephen T. Burdumy
          (ii) If to the holder, at such address as shall be set forth in the Warrant Register from time to time.
     (f) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Warrant or its obligations hereunder. The holder hereof may assign or transfer this Warrant and such holders rights hereunder in accordance with Section 6 hereof.
     (g) Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

SONTRA MEDICAL CORPORATION

By:

Name: Harry G. Mitchell
Title: Interim Chief Executive Officer
and Chief Financial Officer

FORM OF EXERCISE AGREEMENT
(To be Executed by the Holder in order to Exercise the Warrant)

To:	Sontra Medical Corporation 10 Forge Parkway Franklin, MA 02038 Facsimile: 508-553-8760 Attention: Chief Financial Officer
     The undersigned hereby irrevocably exercises the right to purchase                     shares of the Common Stock of Sontra Medical Corporation, a corporation organized under the laws of the State of Minnesota (the “Company”), evidenced by the attached Warrant, and herewith [makes payment of the Exercise Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in Section 8 of such Warrant)], all in accordance with the conditions and provisions of said Warrant.
     The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.
☐ The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is                     ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.
☐ In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.
The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:
Dated:

Signature of Holder

Name of Holder (Print)

Address:

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints                                          as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.
Dated:                                         ,
In the presence of

Name:

Signature:

Title of Signing Officer or Agent (if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.